UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 29, 2005

SWS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-19483	75-2040825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone

number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2005, SWS Group, Inc., the Registrant, entered into the eighth amendment of an existing operating lease originally dated November 30, 1994. The lease was entered into by the Registrant and TrizecHahn Renaissance Tower Limited Partnership. The lease includes real property located at 1201 Elm Street, Dallas, Texas to be used by the Registrant for its corporate headquarters. The amendment of the lease extends the term for 151 months, from June 1, 2008 and terminates on December 31, 2020. The amount of rentable square feet was reduced from approximately 188,000 square feet to 155,000 square feet with the potential to reduce the rentable square feet by an additional 31,000 square feet.

Total future rental payments under the amended lease are $32.7 million from December 31, 2005 through December 31, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: January 4, 2006	By:	/s/ Donald W. Hultgren
Donald W. Hultgren
Chief Executive Officer

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